UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 26, 2022

The Charles Schwab Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9700	94-3025021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Schwab Way Westlake, Texas	76262
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 859-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock - $.01 par value per share	SCHW	New York Stock Exchange
Depositary Shares, each representing a 1/40th ownership interest in a share of 5.95% Non-Cumulative Preferred Stock, Series D	SCHW PrD	New York Stock Exchange
Depositary Shares, each representing a 1/40th ownership interest in a share of 4.450% Non-Cumulative Preferred Stock, Series J	SCHW PrJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2022, at a meeting of the Board of Directors (the “Board”) of The Charles Schwab Corporation (the “Company”), the Board approved an increase in the size of the Board from 17 to 18 directors and elected Carolyn (Carrie) Schwab-Pomerantz to fill the resulting vacancy, effective immediately. Ms. Schwab-Pomerantz will serve as a member of the class of directors whose term expires at the Company’s annual meeting of stockholders in 2023 and will serve as a member of the Risk Committee of the Board.

Ms. Schwab-Pomerantz has served as President of Charles Schwab Foundation, the Company’s charitable foundation, since 2002, and as Chair of Charles Schwab Foundation since 2014. She has served as Managing Director, Consumer Education of Charles Schwab & Co., Inc., a subsidiary of the Company (“CS&Co.”), since April 2022 and served as Senior Vice President, Consumer Education of CS&Co. from 2005 to May 2022. She has also served as Chair of Schwab Charitable Fund, a donor-advised fund, since 2012 and as Chair of the Board of Governors for Boys & Girls Clubs of America, a nonprofit corporation, since 2021. She also serves on the Board of Directors of the Haas School of Business at the University of California, Berkeley. Ms. Schwab-Pomerantz has been employed by CS&Co. for 39 years. In order to provide for an orderly transition of her responsibilities, she will continue in her management roles at CS&Co., Charles Schwab Foundation and Schwab Charitable Fund until June 2023 after which she will serve on the Board as a non-management director.

Ms. Schwab-Pomerantz is the daughter of the Company’s Co-Chairman and founder Charles R. Schwab. There is no arrangement or understanding between Ms. Schwab-Pomerantz and any other person(s) pursuant to which she was selected to be a director of the Company. Ms. Schwab-Pomerantz earned approximately $915,000 in salary, bonus and benefits during 2021, including a grant of 3,451 restricted stock units. Ms. Schwab-Pomerantz will receive no additional compensation in connection with her service on the Board as long as she is a member of the Company’s management.

Item 7.01.	Regulation FD Disclosure.

On October 28, 2022, the Company issued a press release to announce the election of Ms. Schwab-Pomerantz to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated October 28, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHARLES SCHWAB CORPORATION
(Registrant)

Date: October 28, 2022	/s/ Peter Crawford
Peter Crawford
Managing Director and Chief Financial Officer